UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 2, 2013

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 Shaffer parkway, suite 5, littleton, colorado 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operation and Financial Condition

On August 2, 2013, the registrant provided its unaudited financial results and highlights for the second quarter ended June 30, 2013.  The Company’s full financial results, Management’s Discussion and Analysis together with other important disclosures can be found in the Company’s Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.

Second Quarter 2013 Highlights:

•	Published a Preliminary Feasibility Study ("PFS") on the Mt. Todd gold project including a 44% increase in Proven and Probable Reserves to 5.9 million ounces gold;
•	Awarded Major Project Status by the Northern Territory Government for the Mt. Todd gold project, signifying the Territory’s support for the timely and responsible development of the project;
•	Submitted the Mt. Todd gold project’s Environmental Impact Statement ("EIS") to the Northern Territory Environmental Protection Agency; and
•

Implemented significant cost reduction measures including the deferral or elimination of various discretionary programs, the elimination of two executive positions, and executive/senior management and board cash compensation reductions of up to 50%.

Frederick H. Earnest, President and Chief Executive Officer, commented, “In the second quarter we have achieved several important milestones. We announced the results of the Mt. Todd PFS, most of which was completed based on feasibility-level engineering, significantly reducing the amount of time and expense to complete a final feasibility study.   We completed the treatment of water in the Batman Pit with better-than-expected results and are now in a position to discharge clean water during the next wet season.  We submitted the EIS and continue to expect its approval (including certain Federal government approvals) around year-end. With the completion of these cash-intensive activities we expect to significantly lower cash burn rates as we move forward, and importantly, we have positioned the Mt. Todd gold project to move forward quickly once the markets improve."

Mr. Earnest added, “We are very cognizant of current market conditions and are committed to taking all measures necessary to ensure our continued liquidity and preserve shareholder value.   We have implemented significant cost reduction measures including exploration spending deferrals, elimination of discretionary programs, and the elimination of two executive positions.  Additionally, our executive/senior management team and board have accepted voluntary cash compensation reductions of up to 50%, subject to periodic review by the compensation committee.   We are continuing to prioritize our capital raising efforts on the sale of non-core assets including our Colomac mill equipment, the Guadalupe de los Reyes project, and Invecture’s pending earn-in on the Los Cardones project.  We remain optimistic about improvements to the gold market and Vista’s potential favorable leverage to a higher gold price, but we acknowledge that the timing is not predictable.  Consequently, in addition to the measures described above we believe it is prudent to evaluate all options, including arrangements which might release some of the potential value contained in the Mt. Todd gold project.”

Summary of Second Quarter 2013 Results

We reported a net loss of $21.0 million or $0.26 per share for the three months ended June 30, 2013.  This includes an unrealized $18.5 million mark-to-market loss on our investment in Midas Gold Corp., partially offset by a $4.4 million deferred tax benefit substantially related to this loss.  During the three months ended June 30, 2012, we reported a net loss of $30.5 million or $0.42 per share.

Project expenditures at the Mt. Todd gold project were $4.6 million, which was primarily attributable to water treatment and discharge, the completion of the PFS, preparation of an EIS, and site management expenses.

Our working capital at June 30, 2013 totaled approximately $12.9 million, including cash of approximately $9.3 million.

To review the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2013 or Annual Report on Form 10-K for the year ended December 31, 2012, including the related Management’s Discussion and Analysis, visit any of the following websites: www.sedar.com, www.sec.gov, or www.vistagold.com.

Management Conference Call

A conference call with management to review our financial results for the three months ended June 30, 2013 and to discuss corporate and project activities is scheduled for Tuesday, August 6, 2013 at 2:30pm MDT.

Toll-free in North America: 1-866-443-4188

International: 416-849-6196

This call will also be web-cast and can be accessed at the following web location:

http://www.snwebcastcenter.com/webcast/vistagold/q2-2013/site/

This call will be archived and available at www.vistagold.com after August 6, 2013.  Audio replay will be available for 21 days by calling toll-free in North America: 1-866-245-6755, passcode 912014.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01  Regulation FD

On August 2, 2013, the Registrant issued a press release providing its unaudited financial results and highlights for the second quarter ended June 30, 2013.    A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

99.1            Press Release dated August 2, 2013*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)
Dated: August 6, 2013	By: /s/John F. Engele John F. Engele Chief Financial Officer